U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   Form 8-K/A

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report March 1, 2000

                         Commission file number 1-14082

                                    --------

                       SMART CHOICE AUTOMOTIVE GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            FLORIDA                                      59-1469577
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

              5200 S. Washington Avenue, Titusville, Florida 32780
              ----------------------------------------------------
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (407) 269-0834
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



              ----------------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)

                       SMART CHOICE AUTOMOTIVE GROUP, INC.

                                   Form 8-K/A

                                TABLE OF CONTENTS



                           HEADING                                          PAGE
                           -------                                          ----

Item 1.    Changes in Control of Registrant ..................................3
Item 4.    Changes in Registrant's Certifying Accountant .....................4
Item 5.    Other Events.......................................................4
Item 7.    Exhibits ..........................................................4

SIGNATURES....................................................................5

ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

On December 1, 1999 the Company completed a merger between a wholly-owned Smart Choice subsidiary and Paaco Automotive Group, Inc. an 85% owned subsidiary of Crown Group, Inc. (Nasdaq:CNGR). As a result of the merger and a $3 million cash investment into the Company, Crown Group, Inc. acquired voting control of the Company.

The Company and Crown Group, Inc. announced on August 27, 1999, that they had entered into a letter of intent with respect to Crown's proposed acquisition of a controlling interest in the Company. The terms of the transaction, as completed, differ substantially from those outlined in the letter of intent.

Contemporaneously with Crown's equity investment and the merger of its Paaco subsidiary with the Smart Choice subsidiary, approximately $15.0 million of Smart Choice's outstanding debt and preferred stock was converted into shares of Smart Choice common stock. An additional $4.5 million of Smart Choice debt, acquired by Crown for approximately $2.3 million in cash, was converted into shares of Series E Convertible Preferred Stock. Following this transaction, the Company has approximately $2.6 million of subordinated debt outstanding. In connection with the transaction, the combined company obtained a restructured and restated $160 million senior finance receivables and inventory credit facility, which contains more favorable terms than the facilities it replaced.

In exchange for its $3 million cash investment, its contribution of Paaco, and the conversion of certain debt obligations, Crown received shares of Series E Convertible Preferred Stock representing 70% of the ownership and voting rights of the Company on an "as converted" basis. The minority shareholders of Paaco received shares of Series E Convertible Preferred Stock representing 5% of the Company's outstanding voting securities. The holders of certain converted Smart Choice debt and preferred stock received shares of the Company's common stock equivalent to approximately 20.7% of the outstanding voting securities. Previously existing Smart Choice shareholders now own approximately 4.3% of the outstanding Smart Choice voting securities. The holders of the shares of Smart Choice common stock issued in connection with the transaction and Crown and other holders of Series E Convertible Preferred Stock have certain registration rights.

For its most recent fiscal year ended December 31, 1998, the Company reported revenues from continuing operations of $95.4 million and a loss from continuing operations of $7.3 million. For the nine months ended September 30, 1999, the Company reported revenues of $71.4 million and a loss from continuing operations of $24.2 million.

James E. Ernst has been appointed President and Chief Executive Officer of Smart Choice. Mr. Ernst has a long association with Crown and has recently been responsible for the restructuring of Paaco's operations. He is a Certified Public Accountant and was formerly President and Chief Executive Officer of both Casino Magic Corp. and Casino America, Inc.

Gary Smith will continue to manage the Florida-based operations of Smart Choice, as President of First Choice, while Larry Lange remains responsible for the Company's Texas-based operations, as President of Paaco. Joe Cavalier has joined Smart Choice as its new Chief Financial Officer, and Ron Anderson will have principal responsibility for the Company's finance receivable activities.

Smart Choice's board of directors includes Edward R. McMurphy as Chairman, and
T. J. Falgout, III - both senior executives of Crown. Robert Abrahams, James E. Ernst, Gary Smith and Larry Lange comprise the remainder of the Company's board.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On December 1, 1999 the appointment of BDO Seidman, LLP as independent public accountants for the Company was terminated. On January 28, 2000 Smart Choice Automotive Group, Inc. engaged Grant Thornton LLP as the Companies new independent accountants.

During the two most recent fiscal years and subsequent interim period preceding the engagement of Grant Thornton LLP, the Company did not consult with Grant Thornton LLP on (I) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company's financial statements, or (iii) any matter that was either the subject of a disagreement or a reportable event.

ITEM 5. OTHER EVENTS.

Effective December 1, 1999 the Company elected to change its financial reporting year end from December 31 to April 30. The Company will file a Form 10-K covering the transition period.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 7(a)

                   COMBINED FINANCIAL STATEMENTS AND REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                        PAACO AUTOMOTIVE GROUP, INC. AND
                       PREMIUM AUTO ACCEPTANCE CORPORATION

                  YEAR ENDED APRIL 30, 1999, FOUR MONTHS ENDED
              APRIL 30, 1998, AND THE YEAR ENDED DECEMBER 31, 1997

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and
Shareholders of Paaco Automotive Group, Inc.
and Premium Auto Acceptance Corporation

We have audited the accompanying combined balance sheets of Paaco Automotive Group, Inc. and Premium Auto Acceptance Corporation as of April 30, 1999 and 1998, and related combined statements of operations, stockholders' equity and cash flows for the year ended April 30, 1999, the four months ended April 30, 1998 and the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Paaco Automotive Group, Inc. and Premium Auto Acceptance Corporation as of April 30, 1999 and 1998, and the combined results of their operations and their combined cash flows for the year ended April 30, 1999, the four months ended April 30, 1998 and the year ended December 31, 1997 in conformity with generally accepted accounting principles.



GRANT THORNTON LLP

Dallas, Texas
January 21, 2000

                        PAACO AUTOMOTIVE GROUP, INC. AND
                       PREMIUM AUTO ACCEPTANCE CORPORATION

                             COMBINED BALANCE SHEETS

                                                                              APRIL 30,
                                                                   -------------------------------
                                                                       1999               1998
                                                                   ------------       ------------
                         ASSETS
Cash and cash equivalents                                          $     62,832       $    170,618
Finance receivables, net                                             47,757,350         34,191,804
Other receivables                                                       727,391            832,244
Inventories                                                           6,770,755          3,741,679
Property and equipment, net                                           3,825,308          3,287,267
Prepaids and other assets                                               412,446                 --
Refundable income taxes                                                 102,000            546,125
Deferred tax asset, net                                                 715,950                 --
                                                                   ------------       ------------

                                                                   $ 60,374,032       $ 42,769,737
                                                                   ============       ============

    LIABILITIES AND STOCKHOLDERS' EQUITY

Revolving credit facility                                          $ 41,823,680       $ 26,049,785
Subordinated notes payable                                            2,850,000          3,623,217
Mortgages and other notes payable                                     2,089,340          2,771,857
Accounts payable and accrued liabilities                              4,199,718          3,074,856
Deferred sales tax                                                    2,713,914          2,090,303
Deferred tax liability                                                       --             50,418
                                                                   ------------       ------------

                  Total liabilities                                  53,676,652         37,660,436

Commitments and contingencies                                                --                 --

Stockholders' equity:
    Paaco Automotive Group, Inc.
       Common stock, $.01 par value; 1,000,000 shares
          authorized; 141,845 shares issued and outstanding               1,418              1,418
       Additional paid-in capital                                     7,642,036          4,642,036
    Premium Auto Acceptance Corporation

       Common stock, no par value; 100,000 shares authorized;
          1,419 shares issued and outstanding                                 1                  1
    Retained earnings (accumulated deficit)                            (946,075)           465,846
                                                                   ------------       ------------

                  Total stockholders' equity                          6,697,380          5,109,301
                                                                   ------------       ------------

                                                                   $ 60,374,032       $ 42,769,737
                                                                   ============       ============


   The accompanying notes are an integral part of these financial statements.

                        PAACO AUTOMOTIVE GROUP, INC. AND
                       PREMIUM AUTO ACCEPTANCE CORPORATION

                        COMBINED STATEMENTS OF OPERATIONS


                                                             YEAR            FOUR MONTHS
                                                            ENDED              ENDED          YEAR ENDED
                                                           APRIL 30,          APRIL 30,       DECEMBER 31,
                                                             1999               1998              1997
                                                         ------------       ------------      ------------
Revenues:
    Sale of vehicles                                     $ 61,848,161       $ 17,673,694      $ 43,115,477
    Interest income                                         8,879,904          1,982,176         4,686,943
    Other income                                                   --                 --           257,536
                                                         ------------       ------------      ------------
                                                           70,728,065         19,655,870        48,059,956
                                                         ------------       ------------      ------------

Costs and expenses:
    Cost of vehicle sales                                  41,858,247         10,539,064        29,324,439
    Selling, general and administrative                    15,860,074          6,113,625         9,447,420
    Provision for credit losses                             9,926,127            647,486         7,784,934
    Interest expense                                        4,878,680          1,350,604         2,746,765
    Depreciation and amortization                             391,880             76,932                --
                                                         ------------       ------------      ------------
                                                           72,915,008         18,727,711        49,303,558
                                                         ------------       ------------      ------------

                  Income (loss) before income taxes        (2,186,943)           928,159        (1,243,602)

Provision (benefit) for income taxes                         (775,022)           343,416          (292,998)
                                                         ------------       ------------      ------------

Net income (loss)                                        $ (1,411,921)      $    584,743      $   (950,604)
                                                         ============       ============      ============




   The accompanying notes are an integral part of these financial statements.

                        PAACO AUTOMOTIVE GROUP, INC. AND
                       PREMIUM AUTO ACCEPTANCE CORPORATION

                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY


                                                                                        RETAINED
                                           COMMON STOCK               ADDITIONAL        EARNINGS            TOTAL
                                   ----------------------------         PAID-IN       (ACCUMULATED      STOCKHOLDERS'
                                      SHARES           AMOUNT           CAPITAL          DEFICIT)           EQUITY
                                   -----------      -----------       -----------      -----------       -----------
Balances at January 1, 1997            101,000      $     2,000       $        --      $   831,707       $   833,707

Net loss                                    --               --                --         (950,604)         (950,604)
                                   -----------      -----------       -----------      -----------       -----------

Balances at December 31, 1997          101,000            2,000                --         (118,897)         (116,897)

Sale of common stock                    42,264             (581)        4,642,036               --         4,641,455

Net income                                  --               --                --          584,743           584,743
                                   -----------      -----------       -----------      -----------       -----------

Balances at April 30, 1998             143,264            1,419         4,642,036          465,846         5,109,301

Net loss                                    --               --                --       (1,411,921)       (1,411,921)

Capital contributions from
    stockholders                            --               --         3,000,000               --         3,000,000
                                   -----------      -----------       -----------      -----------       -----------

Balances at April 30, 1999             143,264      $     1,419       $ 7,642,036      $  (946,075)      $ 6,697,380
                                   ===========      ===========       ===========      ===========       ===========



   The accompanying notes are an integral part of these financial statements.

                        PAACO AUTOMOTIVE GROUP, INC. AND
                       PREMIUM AUTO ACCEPTANCE CORPORATION

                        COMBINED STATEMENTS OF CASH FLOWS


                                                                     YEAR           FOUR MONTHS
                                                                    ENDED              ENDED            YEAR ENDED
                                                                   APRIL 30,          APRIL 30,        DECEMBER 31,
                                                                     1999               1998               1997
                                                                 ------------       ------------       ------------
Operating activities:
    Net income (loss)                                            $ (1,411,921)      $    584,743       $   (950,604)
    Adjustments to reconcile net income (loss) to net cash
       provided by operating activities
          Provision for credit losses                               9,926,127            647,486          7,784,934
          Deferred income taxes                                      (775,022)           343,416            253,127
          Depreciation and amortization                               391,880             76,932            163,606
          Amortization of debt issuance costs                         132,963                 --                 --
          Changes in assets and liabilities:
              Inventories                                           8,776,605            920,815          5,385,895
              Other receivables                                      (270,760)          (400,304)          (151,315)
              Prepaids and other assets                               (69,736)           314,555            920,098
              Accounts payable and accrued liabilities              1,582,639          1,899,505         (1,046,968)
              Income tax payable/receivable                           452,780                 --                 --
                                                                 ------------       ------------       ------------

                  Net cash provided by operating activities        18,735,555          4,387,148         12,358,773
                                                                 ------------       ------------       ------------

Investing activities:
    Finance receivable originations                               (58,335,143)       (12,330,182)       (36,253,047)
    Collections of finance receivables                             23,253,652          2,799,595         11,324,885
    Purchases of property and equipment                              (929,921)        (1,711,431)          (759,970)
                                                                 ------------       ------------       ------------

                  Net cash used in investing activities           (36,011,412)       (11,242,018)       (25,688,132)
                                                                 ------------       ------------       ------------

Financing activities:
    Proceeds from revolving credit facility, net                   15,773,805          2,639,910                 --
    Payments of notes payable to financial institution               (500,000)                --         10,958,750
    Proceeds from issuance of subordinated notes payable,
       mortgages and other notes payable                            3,935,183          1,025,000          2,284,091
    Payments of subordinated notes payable, mortgages
       and other notes payable                                     (4,890,917)        (1,475,754)                --
    Capital contributions from stockholders                         3,000,000                 --                 --
    Payment of debt issuance costs                                   (150,000)                --                 --
    Proceeds from sale of stock                                            --          4,641,455                 --
                                                                 ------------       ------------       ------------

                  Net cash provided by financing activities        17,168,071          6,830,611         13,242,841
                                                                 ------------       ------------       ------------

Net decrease in cash and cash equivalents                            (107,786)           (24,259)           (86,518)

Cash and cash equivalents at beginning of period                      170,618            194,877            281,395
                                                                 ------------       ------------       ------------

Cash and cash equivalents at end of period                       $     62,832       $    170,618       $    194,877
                                                                 ============       ============       ============


   The accompanying notes are an integral part of these financial statements.

                        PAACO AUTOMOTIVE GROUP, INC. AND
                       PREMIUM AUTO ACCEPTANCE CORPORATION

                     NOTES TO COMBINED FINANCIAL STATEMENTS


NOTE A - DESCRIPTION OF BUSINESS

    These financial statements represent the combined operations of Paaco Automotive Group, Inc. ("Paaco") and Premium Auto Acceptance Corporation ("Premium"), collectively referred to as the Combined Company. Crown Group, Inc. ("Crown") acquired an 80% interest in the Combined Company in three separate transactions in February 1998 (53%), May 1998 (12%) and February 1999 (15%). In July 1999, Crown increased its ownership in the Combined Company to 85%. Paaco sells, underwrites, and finances used cars and trucks through its used car dealerships. Premium invests in finance receivables originated by Paaco.

    The Combined Company sells cars and trucks and provides financing primarily to the Hispanic market in the Dallas/Fort Worth metroplex and in Houston, Texas. The Combined Company's target market consists of borrowers who have limited access to consumer financing primarily due to the lack of or limited credit histories.

    Paaco and Premium share common ownership. The combined financial statements of Paaco and Premium include the accounts of the Combined Company. Significant intercompany accounts and transactions have been eliminated.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

    CASH AND CASH EQUIVALENTS

    For the purposes of the statement of cash flows, cash and cash equivalents includes cash on hand and investments with original maturities of three months or less.

    FINANCE RECEIVABLES

    Finance receivables, principally from used vehicle sales to the Hispanic market in the Dallas/Fort Worth metroplex and Houston, Texas, consist of installment receivables financed by the Combined Company generally over a period ranging from 24 to 36 months. Finance receivables are stated at the amount of remaining payments due less unearned interest and a provision for credit losses. The unearned interest on finance receivables is recognized as income over the life of the loan using the interest method. Interest rates generally range from approximately 15% to 22%.

                        PAACO AUTOMOTIVE GROUP, INC. AND
                       PREMIUM AUTO ACCEPTANCE CORPORATION

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

    The Company maintains an allowance for credit losses at a level it considers sufficient to cover anticipated losses in the collection of its finance receivables. The allowance for credit losses is based upon a periodic analysis of the portfolio, economic conditions and trends, historical credit loss experience, borrowers' ability to repay, and collateral values. Since the estimate of losses is based upon a number of factors, most of which are subject to change over time, it is reasonably possible that a change in such factors may cause the allowance for credit losses to increase or decrease by a material amount in the near term. The estimates are continually reviewed by management with any changes reflected in current operations.

    INVENTORIES

    Inventories are valued at the lower of cost or market on a specific identification basis. Inventories includes vehicles and used parts for vehicles. Repossessed vehicles are recorded at the lower of cost or market, which approximates wholesale value. Vehicle reconditioning costs are capitalized as a component of vehicle cost.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using an accelerated method over the estimated useful lives of the respective assets ranging from thirty-nine years for buildings and five to seven years for equipment. Leasehold improvements are stated at historical cost AND are amortized over the lease period. Repair and maintenance expenses are charged to expense as incurred.

    REVENUE RECOGNITION

    Interest income on finance receivables is recognized using the interest method. Revenue from the sale of vehicles is recognized upon delivery, when the sales contract is signed and the down payment has been received.

    INCOME TAXES

    Income taxes are accounted for under the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates expected to apply in the years in which those temporary differences are expected to be recovered or settled.

                        PAACO AUTOMOTIVE GROUP, INC. AND
                       PREMIUM AUTO ACCEPTANCE CORPORATION

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED


NOTE C - FINANCE RECEIVABLES

    Finance receivables consist of the following:

                                                    APRIL 30,
                                         -------------------------------
                                             1999               1998
                                         ------------       ------------
        Finance receivables              $ 67,769,698       $ 48,759,089
        Unearned finance charges          (12,425,526)        (9,839,605)
        Allowance for credit losses        (7,586,822)        (4,727,680)
                                         ------------       ------------

        Finance receivables, net         $ 47,757,350       $ 34,191,804
                                         ============       ============

    The following table summarizes changes in the allowance for credit losses:

                                                YEAR          FOUR MONTHS
                                               ENDED             ENDED          YEAR ENDED
                                              APRIL 30,         APRIL 30,       DECEMBER 31,
                                                1999              1998              1997
                                            -----------       -----------       -----------
        Balance at beginning of period      $ 4,727,680       $ 6,152,093       $ 2,673,295
        Provision for credit losses           9,926,127           647,486         7,784,934
        Charge-offs, net of recoveries       (7,066,985)       (2,071,899)       (4,306,136)
                                            -----------       -----------       -----------

        Balance at end of period            $ 7,586,822       $ 4,727,680       $ 6,152,093
                                            ===========       ===========       ===========


NOTE D - PROPERTY AND EQUIPMENT

    A summary of property and equipment is as follows:

                                                                      APRIL 30,
                                                            -----------------------------
                                                                1999              1998
                                                            -----------       -----------
        Land                                                $   920,114       $   920,114
        Building and leasehold improvements                   2,385,574         1,786,296
        Furniture and equipment                               1,277,469           979,515
        Less accumulated depreciation and amortization         (757,849)         (398,658)
                                                            -----------       -----------

        Property and equipment, net                         $ 3,825,308       $ 3,287,267
                                                            ===========       ===========

                        PAACO AUTOMOTIVE GROUP, INC. AND
                       PREMIUM AUTO ACCEPTANCE CORPORATION

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED


NOTE E - ACQUISITION OF SMART CHOICE AUTOMOTIVE GROUP, INC.

    On December 1, 1999, Crown acquired a 70% voting interest in Smart Choice Automotive Group, Inc. ("Smart Choice") for its 85% interest in the Combined Company, an additional $3 million cash investment in Smart Choice and the conversion of a Smart Choice $4.5 million promissory note (which Crown had contemporaneously acquired for $2.3 million) into Smart Choice equity.

    As of November 1, 1999, Smart Choice operated 11 used car dealerships in Florida and reported revenues of $95.4 million and a loss from continuing operations of $7.3 million for its fiscal year ended December 31, 1998.

    As a result of this transaction, the stockholders of the Combined Company obtained control of Smart Choice and for accounting and reporting purposes the Combined Company is deemed to be the acquiror and the reporting entity.

NOTE F - NOTES PAYABLE

    Notes payable consist of the following:

                                                         APRIL 30,
                                               ----------------------------
                                                  1999              1998
                                               -----------      -----------
        Revolving credit facility              $41,823,680      $26,049,785
        Subordinated notes payable               2,850,000        3,623,217
        Mortgages and other notes payable        2,089,340        2,771,857
                                               -----------      -----------

                                               $46,763,020      $32,444,859
                                               ===========      ===========

    The revolving credit facility is collateralized by substantially all of the Combined Company's finance receivables and inventories. At April 30, 1999, this credit facility accrued interest at a rate of prime (7.75% at April 30, 1999) plus 3.0%. Interest on the credit facility is paid monthly with the principal due June 30, 2000. This note was amended on March 8, 1999, to increase the revolving credit facility to $48,000,000 if the date of determination is prior to June 30, 1999 or $60,000,000 if the date of determination is on or after July 1, 1999. The loan agreement contains various reporting and performance covenants including (i) maintenance of certain financial ratios and tests, (ii) limitations on borrowings from other sources, (iii) restrictions on certain operating activities, and (iv) restrictions on distributions to shareholders.

    At April 30, 1999, the Combined Company was not in compliance with its loan agreement; however, the Combined Company has received waivers of each covenant violation and had entered into a forbearance agreement with its principal lender.

                        PAACO AUTOMOTIVE GROUP, INC. AND
                       PREMIUM AUTO ACCEPTANCE CORPORATION

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED


NOTE F - NOTES PAYABLE - CONTINUED

    In December 1999, as a result of the transaction with Smart Choice, the revolving credit facility was restructured to service the Combined Company and Smart Choice and provides for borrowings of up to $160 million on terms similar to those above. Crown guarantees the obligation for $5 million, $60 million for the Combined Company and $100 million for Smart Choice. The revolving facility matures in November 2004 and accrues interest on borrowings at prime plus 2.25%.

    The advance rates on eligible finance receivables declines from 85% for Smart Choice and 72.5% for the Combining Company to 70% for Smart Choice and 67.5% for the Combined Company over the term of the credit facility.

    The subordinated notes payable are subordinate to the revolving credit facility described above. Subordinated notes payable includes $450,000 which is payable to the minority shareholders of the Combined Company and $2,400,000 payable to Crown. The subordinated notes payable bear interest at 8.5% per annum, and mature on March 26, 2002.

    The mortgages payable consist of four notes, all collateralized by land and certain buildings, to two financial institutions and an individual. The two notes with one financial institution accrue interest at prime plus 2.25% and mature in December 2015. The other mortgage note payable to a financial institution accrues interest at 8.25% and matures in May 2003. The mortgage note payable to an individual accrues interest at 8% and matures in May 2000.

    A summary of debt maturities as of April 30, 1999 is as follows:

      FOR THE YEARS
    ENDING APRIL 30,
    ----------------
         2000                                                        $   457,104
         2001                                                         42,069,044
         2002                                                          2,967,422
         2003                                                            111,918
         2004                                                            625,725
        Thereafter                                                       531,807
                                                                     -----------

                                                                     $46,763,020
                                                                     ===========

                        PAACO AUTOMOTIVE GROUP, INC. AND
                       PREMIUM AUTO ACCEPTANCE CORPORATION

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED


NOTE G - INCOME TAXES

    Paaco files a consolidated federal income tax return with Crown for the period from February 1, 1999 through April 30, 1999. Premium files a separate tax return. For periods prior to February 1, 1999, Paaco and Premium filed separate tax returns. For the period from January 31, 1999 through April 30, 1999 income taxes are determined as if Paaco and Premium had filed on a separate return basis. The provision (benefit) for income taxes is as follows:

                                        YEAR        FOUR MONTHS
                                       ENDED           ENDED         YEAR ENDED
                                     APRIL 30,       APRIL 30,      DECEMBER 31,
                                        1999            1998            1997
                                     ---------       ---------       ---------
        Current                      $      --       $      --       $(546,122)
        Deferred                      (775,022)        343,416         253,124
                                     ---------       ---------       ---------

                                     $(775,022)      $ 343,416       $(292,998)
                                     =========       =========       =========

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Combined Company's deferred tax assets and liabilities are as follows:

                                                       APRIL 30,      APRIL 30,
                                                         1999           1998
                                                     -----------    -----------
        Deferred tax assets:
           Allowance for loan losses                 $ 2,096,303    $        --
           Net operating loss carryforward             2,625,622      1,454,064
           Other                                         133,507        192,692
                                                     -----------    -----------

               Total deferred tax assets               4,855,432      1,646,756
                                                     -----------    -----------

        Deferred tax liabilities:
           Allowance for loan losses                          --      1,634,165
           Discount on loans sold to Premium           4,099,193             --
           Other                                          40,289         63,009
                                                     -----------    -----------

               Total deferred tax liabilities          4,139,482      1,697,174
                                                     -----------    -----------

               Net deferred tax asset (liability)    $   715,950    $   (50,418)
                                                     ===========    ===========

                        PAACO AUTOMOTIVE GROUP, INC. AND
                       PREMIUM AUTO ACCEPTANCE CORPORATION

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED


NOTE H - FINANCIAL INSTRUMENTS

    Statement of Financial Accounting Standards No. 107, DISCLOSURES ABOUT FAIR VALUE OF Financial Instruments (SFAS No. 107), requires disclosure of fair value information about financial instruments, whether or not recognized on the balance sheet. Fair values are based on estimates using present value or other valuation techniques in cases where quoted market prices are not available. These techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows.

    The estimated fair values of the Combined Company's financial instruments are as follows:

                                                          APRIL 30, 1999
                                                  ----------------------------
                                                   CARRYING            FAIR
                                                     VALUE            VALUE
                                                  -----------      -----------
        Financial assets:
           Cash and cash equivalents              $    62,832      $    62,832
           Finance receivables, net                47,757,350       45,369,483

        Financial liabilities:
           Revolving credit facility               41,823,680       41,823,680
           Subordinated notes payable               2,850,000        2,850,000
           Mortgages and other notes payable        2,089,340        2,089,340


                                                          APRIL 30, 1998
                                                  ----------------------------
                                                   CARRYING            FAIR
                                                     VALUE            VALUE
                                                  -----------      -----------
        Financial assets:
           Cash and cash equivalents              $   170,618      $   170,618
           Finance receivables, net                34,191,804       32,482,214

        Financial liabilities:
           Revolving credit facility               26,049,785       26,049,785
           Subordinated notes payable               3,623,217        3,623,217
           Mortgages and other notes payable        2,771,857        2,771,857

                        PAACO AUTOMOTIVE GROUP, INC. AND
                       PREMIUM AUTO ACCEPTANCE CORPORATION

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED


NOTE H - FINANCIAL INSTRUMENTS - CONTINUED

    The following methods and assumptions were used to estimate the fair value for each class of financial instrument for which it is practical to estimate fair value:

    CASH AND CASH EQUIVALENTS: THE carrying amount is considered to be a reasonable estimate of fair value.

    FINANCE RECEIVABLES: The fair value was estimated based on management's knowledge of the sale of other financial receivable portfolios within the sub-prime auto industry.

    REVOLVING CREDIT FACILITY, SUBORDINATED NOTES PAYABLE, AND MORTGAGES AND OTHER NOTES PAYABLE: The carrying amounts of the Combined Company's revolving credit facility, subordinated notes payable, and mortgages and other notes payable approximate fair value as the interest rates on such debt approximate market.

NOTE I - COMMITMENTS AND CONTINGENCIES

    The Combined Company leases premises and equipment under operating leases with various expiration dates. Future minimum lease obligations as of April 30, 1999 are as follows:

       FOR THE YEARS
     ENDING APRIL 30,
     ----------------
          2000                                                       $   896,287
          2001                                                           679,256
          2002                                                           290,934
          2003                                                           102,924
          2004                                                            28,208
                                                                     -----------

                                                                     $ 1,997,609
                                                                     ===========

    Rent expense for the year ended April 30,1999, the four months ended April 30, 1998 and the year ended December 31, 1997 was $1,382,707, $379,535 and
    $682,387, respectively.

                        PAACO AUTOMOTIVE GROUP, INC. AND
                       PREMIUM AUTO ACCEPTANCE CORPORATION

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED


NOTE J - RELATED PARTIES

    The Combined Company sends the majority of its vehicle trade-ins to an auction company, which is 50% owned by its minority shareholders, under terms management believes are equal to or more favorable than could be obtained from an unrelated party.

    Certain family members of the minority shareholders of Paaco loaned money to Paaco during the year ended April 30, 1999 at interest rates ranging from 15% to 18%. At April 30, 1999 all of such loans had been repaid.

    Premium has notes payable outstanding at April 30, 1999 with a former officer and his relatives of $212,226.

    Interest expense related to affiliated parties was approximately $425,000, $62,000 and $215,000, for the year ended April 30,1999, the four months ended April 30, 1998 and the year ended December 31, 1997, respectively.

    During June and July 1999, Crown loaned the Combined Company $2,000,000 at 8.5% interest for working capital. Interest is payable monthly.

NOTE  K - SUPPLEMENTAL CASH FLOW INFORMATION

    Supplemental cash flow disclosures are as follows:


                                                      YEAR         FOUR MONTHS
                                                      ENDED            ENDED         YEAR ENDED
                                                    APRIL 30,        APRIL 30,      DECEMBER 31,
                                                      1999             1998             1997
                                                  -----------      -----------      -----------
        Inventory acquired upon repossession      $12,026,450      $ 2,071,899      $ 6,163,881

        Interest paid                               4,692,474        1,385,353        2,746,765

        Income taxes paid                             102,000               --          500,843

ITEM 7(b)


                       SMART CHOICE AUTOMOTIVE GROUP, INC.
                 INTRODUCTION TO PRO-FORMA FINANCIAL INFORMATION

On December 1, 1999, Smart Choice Automotive Group, Inc. ("the Company") completed a merger with Paaco Automotive Group, Inc. ("Pacco"), an 85% owned subsidiary of Crown Group, Inc. ("Crown"). Crown contributed its 85% interest in Paaco, $3 million cash and acquired $4.5 million of the Company's debt for approximately $2.3 million in exchange for 1,371,581 shares of its Series E Convertible Preferred Stock. On an "if converted" basis , those shares represent approximately 70% of the ownership and voting rights of the Company. Additionally, the minority shareholders of Paaco contributed their interests in Pacco to the Company in exchange for shares of the Company's Series E Convertible Preferred Stock representing approximately 5% of the Company's outstanding securities on an "if-converted" basis.

Contemporaneously with the aforementioned transaction, approximately $15 million of the Company's outstanding debt and preferred stock was converted into 35,661,116 shares of the Company's common stock

As a result of the merger, the shareholders of Paaco obtained voting control of the Company and, for accounting and reporting purposes Paaco is deemed to be the acquirer and new reporting entity.

PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma consolidated balance sheet as of October 31, 1999 gives effect to the transactions described above as if they had occurred on that date.

The following unaudited pro forma consolidated statements of operations for the six months ended October 31, 1999 and the year ended April 30, 1999 give effect to the transactions described above, as if they had occurred at the beginning of each period (May 1, 1999 and May 1, 1998, respectively)

The unaudited pro forma information is based on the historical financial statements of the Company and Paaco, giving effect to the transactions described above and the adjustments described in the accompanying Notes to Pro Forma Consolidated Financial Statements, and is not necessarily indicative of the financial position and results of operations that might have occurred if the transactions had taken place on such dates or of the Company's results of operations for any future period.

                       SMART CHOICE AUTOMOTIVE GROUP, INC.
              NOTES TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS


(1) - to record acquisition of 1,371,581 shares of the Company's Series E Convertible Preferred Stock by Crown

(2) - to record the purchase accounting adjustments as a result of Crown's acquisition of the Company

(3) - to record conversion of other debt into Series E Convertible Preferred Stock.

(4) - to record conversion of other debt and preferred stock into common stock

(5) - to record amortization of discount on the finance receivable portfolio.

(6) - to eliminate interest expense related to debt which was converted into preferred stock.

(7) - to record additional amortization of goodwill which arose as a result of Crown's acquisition.

(8) - to eliminate preferred stock dividends as a result of the conversion of preferred stock into common stock.

SMART CHOICE AUTOMOTIVE GROUP, INC.
PRO FORMA BALANCE SHEET
OCTOBER 31, 1999

(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 SMART
                                                PAACO            CHOICE
                                             HISTORICAL        HISTORICAL      SUB-TOTAL     ADJUSTMENTS              CONSOLIDATED
                                           ---------------  -----------------------------------------------         ----------------
ASSETS
Cash and cash equivalents                  $          (45)  $          885    $       840     $     3,000  (1)      $         3,840
Finance receivables, net                           54,513           77,783        132,296          (3,314) (2)              128,982
Other receivables                                      49            1,233          1,282              --                     1,282
Inventory                                           4,954           10,496         15,450              --                    15,450
Property and equipment, net                         5,056            6,919         11,975           1,062  (2)               13,037
Prepaids and other assets                             299            1,093          1,392            (100) (2)                1,292
Goodwill                                               --            5,263          5,263           6,878  (2)               12,141
Deferred tax asset                                    437               --            437              --                       437
                                           ---------------  ----------------------------------------------          ---------------

                                           $       65,263   $      103,672    $   168,935     $     7,526           $       176,461
                                           ===============  ==============================================          ===============



LIABILITIES AND STOCKHOLDERS' EQUITY

Revolving credit facility                  $       43,834   $       80,026    $   123,860     $        --           $       123,860
Mortgages and other notes payable                   7,709           20,459         28,168         (11,507) (1)(3)            16,661
Accounts payable and accrued liabilities            3,101           17,384         20,485              --                    20,485
Deferred sales tax                                  3,481               --          3,481              --                     3,481
                                           ---------------  ----------------------------------------------          ---------------

     Total liabilities                             58,125          117,869        175,994         (11,507)                  164,487

Contingent redemption of put option                    --            1,549          1,549              --                     1,549

Stockholders' equity

   Common stock                                        79               --             79             357  (4)                  436
   Preferred stock                                     --               --              -              14  (1)(3)(4)             14
   Additional paid-in capital                       7,565          (15,746)        (8,181)         18,662                    10,481
   Accumulated deficit                               (506)              --           (506)             --                      (506)
                                           ---------------  ----------------------------------------------          ---------------

   Total stockholders' equity                       7,138          (15,746)        (8,608)         19,033                    10,425
                                           ---------------  ----------------------------------------------          ---------------

                                           $       65,263   $      103,672    $   168,935     $     7,526           $       176,461
                                           ===============  ==============================================          ===============

SMART CHOICE AUTOMOTIVE GROUP, INC.
PRO FORMA STATEMENT OF OPERATIONS
SIX MONTHS  ENDED OCTOBER 31, 1999

(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                          SMART
                                                        PAACO             CHOICE
                                                     HISTORICAL         HISTORICAL     SUB-TOTAL    ADJUSTMENTS        CONSOLIDATED
                                                   ---------------    -------------------------------------------     --------------
REVENUES

   Sale of vehicles                                $       40,557     $      29,635    $    70,192   $        --      $      70,192
   Interest income                                          5,699            10,865         16,564           358  (5)        16,922
   Other income                                                --               349            349            --                349
                                                   --------------     ------------------------------------------      -------------
                                                           46,256            40,849         87,105           358             87,463



COSTS AND EXPENSES

   Cost of vehicle sales                                   27,437     $      22,564         50,001            --             50,001
   Selling, general and administrative                      9,469             8,339         17,808            --             17,808
   Provision for credit losses                              5,654             9,490         15,144            --             15,144
   Restructuring charge                                        --             3,414          3,414            --              3,414
   Write-off of goodwill                                       --            12,329         12,329            --             12,329
   Interest expense                                         2,784             4,725          7,509          (701) (6)         6,808
   Depreciation and amortization                              193               757            950           175  (7)         1,125
                                                   --------------     ------------------------------------------      -------------

                                                           45,537            61,618        107,155          (526)           106,629
                                                   --------------     -------------------------------------------     -------------

Operating profit(loss)                                        719           (20,769)       (20,050)          884            (19,166)

Provision (benefit) for income taxes                          279                --            279            --                279
                                                   --------------     ------------------------------------------      -------------

Net income(loss)                                              440           (20,769)       (20,329)          884  (8)       (19,445)

Preferred dividend requirement                                 --               316            316          (316)                --
                                                   --------------     ------------------------------------------      -------------

Net income(loss) allocable
   to common stockholders                          $          440     $     (20,453)   $   (20,013)  $       568      $     (19,445)
                                                   ==============     ==========================================      =============


 Loss per share - basic and diluted                                   $       (2.70)                                  $       (0.45)
                                                                      =============                                   =============

Weighted average number of shares outstanding -
  basic and diluted                                                           7,575                       35,661             43,236
                                                                      =============                  ==============================

SMART CHOICE AUTOMOTIVE GROUP, INC.
PRO FORMA STATEMENT OF OPERATIONS
YEAR ENDED APRIL 30, 1999

(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                       SMART
                                                      PAACO            CHOICE
                                                    HISTORICAL       HISTORICAL     SUB-TOTAL     ADJUSTMENTS         CONSOLIDATED
                                                  --------------   --------------------------------------------     ----------------
REVENUES

   Sale of vehicles                               $      61,848    $       79,851   $   141,699   $         --      $       141,699
   Interest income                                        8,880            16,645        25,525            678  (5)          26,203
   Other income                                              --             1,859         1,859             --                1,859
                                                  -------------    --------------------------------------------     ---------------
                                                         70,728            98,355       169,083            678              169,761



COSTS AND EXPENSES

   Cost of vehicle sales                                 41,858            59,789       101,647             --              101,647
   Selling, general and administrative                   15,860            23,713        39,573             --               39,573
   Provision for credit losses                            9,926            14,711        24,637             --               24,637
   Interest expense                                       4,879             9,856        14,735         (1,402) (6)          13,333
   Depreciation and amortization                            392             2,046         2,438            353  (7)           2,791
                                                  -------------    --------------------------------------------     ---------------

                                                         72,915           110,115       183,030         (1,049)             181,981
                                                  -------------    --------------------------------------------     ---------------

Operating profit(loss)                                   (2,187)          (11,760)      (13,947)         1,727              (12,220)

Provision (benefit) for income taxes                       (775)               --          (775)            --                 (775)
                                                  -------------    --------------------------------------------     ---------------

Net income(loss)                                         (1,412)          (11,760)      (13,172)         1,727              (11,445)

Preferred dividend requirement                               --               615           615           (615) (8)              --
                                                  -------------    --------------------------------------------     ---------------

Net income(loss) allocable
   to common stockholders                         $      (1,412)   $      (11,145)  $   (12,557)  $      1,112      $       (11,445)
                                                  =============    ============================================     ===============


 Loss per share - basic and diluted                                $        (1.80)                                  $         (0.27)
                                                                   ==============                                   ===============

Weighted average number of shares outstanding -
  basic and diluted                                                         6,193                       35,661               41,854
                                                                   ==============                 =================================

ITEM 7 (c)  Exhibits filed herewith or incorporated by reference to:

                                                        EXHIBITS FILED HEREWITH
    EXHIBIT                                             OR INCORPORATED BY
     NO.       EXHIBIT DESCRIPTION                      REFERENCE TO:
     ---       -------------------                      ------------------------
     (2)      Stock Purchase Agreement dated December   Exhibit 2 to Form 8-K
              1, 1999 by and between Crown Group,       filed on December 8,
              and Smart Choice Automotive Group, Inc.   1999

     (16)     Letter from BDO Seidman, LLP dated        Exhibit 16 to Form 8-K
              December 1, 1999                          filed on December 8,
                                                        1999

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on December 8, 1999.

                                             SMART CHOICE AUTOMOTIVE GROUP, INC.

                                             By: /s/ JOSEPH B. CAVALIER
                                                --------------------------------
                                                Joseph B. Cavalier
                                                Chief Accounting Officer


                                       5